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                                                                     EXHIBIT 2.2

                            AMENDMENT TO AGREEMENT
                              AND PLAN OF MERGER

          AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of August 27, 1998 (this "Amendment") among NCI Acquisition Corporation, a Delaware corporation
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("Buyer"), Nationwide Credit, Inc., a Georgia corporation ("NCI"), First
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Financial Management Corporation, a Georgia corporation ("FFMC") and First Data
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Corporation, a Delaware corporation ("FDC"), each of which agrees as follows:
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          SECTION 1.   Defined Terms and Interpretation.  (a) Capitalized terms
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used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement and Plan of Merger, dated December 31, 1997 (the "Agreement") or the schedules to the Agreement.
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          SECTION 2.   Amendments to the Agreement.  The Agreement is, effective
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as of noon on September 1, 1998 (the "First Amendment Effective Time"), amended
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as follows:

          2.1  The first sentence of the final paragraph of Section 11.1(c) of
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the Agreement is hereby amended by deleting such sentence and replacing it with the following sentence:

          "The aggregate amount required to be paid by the Sellers pursuant to Section 11.1(a) (other than in respect of
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          matters set forth in clause (I) of the immediately following sentence) shall not in any event exceed $20,000,000."

          2.2 The definition of Applicable Deductible is hereby amended by deleting such definition and replacing it with the following definition:

          "'Applicable Deductible' means $10,000,000."
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          2.3  Section 5.21 of the Agreement is deleted in its entirety.
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          2.4  The second sentence of Section 5.5(a) of the Agreement is deleted
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in its entirety.

          2.5  Each reference to "Year-End Balance Sheet" in Section 8.2 of the
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Agreement shall be deemed to refer to the consolidated balance sheet for the
Company as of December 31, 1997 included in the Company's Registration Statement on Form S-4 (Reg. No. 333-57429), as filed with the Securities and Exchange Commission on June 22, 1998.

          SECTION 3.   Execution in Counterparts.  This Amendment may be
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executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when
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one or more counterparts have been signed by each of the parties hereto and delivered to each of FDC, FFMC, Buyer and NCI. The parties hereto hereby waive the requirement that NCI Mergerco sign this letter agreement in light of the merger of NCI Mergerco into NCI pursuant to the Agreement.

          SECTION 4.   Amendments; Conflicts.  This Amendment shall not be
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amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto. In the event of any conflict between the provisions of this Amendment and the provisions of the Agreement, the provisions of this Amendment shall control.

          SECTION 5.   Governing Law.  This Amendment shall be governed by and
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construed in accordance with the internal laws (as opposed to the conflict of laws provisions) of the State of New York.

          IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

                                       FIRST DATA CORPORATION

                                       By:_________________________________
                                           Name:
                                           Title:


                                       FIRST FINANCIAL MANAGEMENT
                                       CORPORATION

                                       By:_________________________________
                                           Name:
                                           Title:


                                       NCI ACQUISITION CORPORATION

                                       By:_________________________________
                                           Name:
                                           Title:


                                       NATIONWIDE CREDIT, INC.

                                       By:_________________________________
                                           Name:
                                           Title:

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